                                                                    Exhibit 1(c)



                             Wal-Mart Stores, Inc.

                               Pricing Agreement
                               -----------------
                                                                   July 27, 2000

Lehman Brothers Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs:

          Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 5, 1999 (the "Underwriting Agreement"), between the Company and Lehman Brothers Inc. and the other Underwriters named therein, to issue and sell to Lehman Brothers Inc. and Goldman, Sachs & Co. (the "Designated Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities").

          Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein except as modified and supplemented as follows: (i) references to the "Registration Statement" in the Underwriting Agreement shall be deemed to be references to the Company's registration statement on Form S-3 (File No. 333-82909); (ii) each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement; (iii) each reference to the "Representatives" herein and in the provisions of the Underwriting Agreement as incorporated by reference in this Pricing Agreement shall be deemed to refer to Lehman Brothers Inc. and Goldman, Sachs & Co.; and (iv) except as further modified, amended or supplemented by the terms and provisions of Schedule II hereto. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          The Company proposes to file with the Commission on or about July 27, 2000 a final prospectus supplement to the Prospectus relating to the Designated Securities (which will be in a form reasonably approved by the Representatives).

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Designated Underwriters, and each of the Designated Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Designated Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Designated Underwriter in
Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Designated Underwriters and the Company.

                                        Very truly yours,

                                        Wal-Mart Stores, Inc.


                                        By:  ___________________________________
                                             Name:
                                             Title:
Accepted as of the date hereof:

Lehman Brothers Inc.


By:____________________________________
     Authorized Representative


Goldman, Sachs & Co.


By:____________________________________
     Authorized Representative

                                  SCHEDULE I



Designated Underwriter                                      Principal Amount of
----------------------
                                                           6.875% Notes due 2002
                                                               to be Purchased
                                                               ---------------
Lehman Brothers Inc.......................................     $250,000,000
Goldman, Sachs & Co.......................................      250,000,000
                                                               ------------
                  Total...................................     $500,000,000
                                                               ============


                                  SCHEDULE II


(i)    Title of Designated Securities:

       6.875% Notes due 2002 (the "Notes").

(ii)   Aggregate Principal Amount:

       $500,000,000.

(iii)  Initial Offering Price to the Public:

       The Designated Underwriters will offer the Notes to the public from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

(iv)   Purchase Price to Designated Underwriters:

       The purchase price to the Designated Underwriters shall be 99.903% of the principal amount of the Notes, plus accrued interest, if any, from August 1, 2000.

(v)    Specified Funds For Payment of Purchase Price:

       Immediately available funds by wire.

(vi)   Indenture:

       Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of September 9, 1992 (together, the "Indenture"), between the Company and Bank One Trust Company, NA, as successor in interest to The First National Bank of Chicago, as Trustee, as further modified and supplemented by the specific terms, conditions and other provisions of the Notes as set forth under the caption "Description of the Notes" in the Prospectus Supplement to be dated on or about July 27, 2000 (the

          "Prospectus Supplement") relating to the Notes (and to be reflected in the global Notes to be delivered at the Time of Delivery).

(vii)     Maturity:

          August 1, 2002.

(viii)    Interest Rate:

          6.875% per annum from and including August 1, 2000.

          Interest shall be payable semi-annually in arrears and shall be calculated on the basis of a 360-day year of twelve 30-day months.

(ix)      Interest Payment Dates:

          February 1 and August 1 of each year, commencing on February 1, 2001.

(x)       Record Dates:

          January 15 and July 15 of each year.

(xi)      Redemption Provisions:

          No mandatory redemption provisions.

          The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes C Redemption Upon a Tax Event" in the Prospectus Supplement relating to the Notes.

(xii)     Sinking Fund Provisions:

          None.

(xiii)    Time of Delivery:

          9:00 a.m., August 1, 2000.

(xiv)     Closing Location:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017

(xv)      Names and Addresses of the Representatives:

          Lehman Brothers Inc.
          3 World Financial Center
          200 Vesey Street
          New York, New York  10285

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York  10004

(xvi)     Addresses for Notices:

          Lehman Brothers Inc.
          3 World Financial Center
          200 Vesey Street
          New York, New York  10285
          Attention:  Syndicate Department
                      Fax: (212) 528-8822

          Goldman, Sachs & Co.
          One Liberty Plaza
          New York, New York  10005
          Attention:  Registration Department
                      Fax:

(xvii)    Other Matters:

          (A) Each Designated Underwriter hereby represents to, and agrees with, the Company that:

                         (1) it has not offered or sold and prior to the date six months after the Time of Delivery will not offer or sell Notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the public offers of Securities Regulations 1995;

                         (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

                         (3) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in

                    Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

          (B) The Designated Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Designated Underwriters specifically for inclusion in the Prospectus Supplement to the Prospectus dated August 5, 1999 (the "Prospectus") is as follows:

                         (1) the names of the Designated Underwriters on the front and back cover pages of the Prospectus Supplement;

                         (2) the first sentence of the second paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning certain terms of the offering by the Designated Underwriters and the corresponding sentence on the front page of the Prospectus Supplement; and

                         (3) the third and fourth paragraphs of text under the caption "Underwriting" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Designated Underwriters.

          (C) With respect to matters of New York law, Hughes & Luce, L.L.P. may rely on a written opinion of Fulbright & Jaworski L.L.P. to be delivered to the Designated Underwriters at the Time of Delivery.

          (D) Notwithstanding Section 7(e) of the Underwriting Agreement, Ernst & Young LLP shall deliver a single letter in accordance with such
               Section 7(e) at the Time of Delivery (and not on the date hereof), which letter shall be in form and substance satisfactory to the Representatives.